Exhibit 99.1

FORTE BIOSCIENCES, INC. ANNOUNCES THIRD QUARTER 2024 RESULTS AND PROVIDES BUSINESS UPDATE

DALLAS, TX – NOVEMBER 14, 2024 – Forte Biosciences, Inc. (www.fortebiorx.com) (NASDAQ: FBRX), a clinical-stage biopharmaceutical company focused on autoimmune and autoimmune-related diseases, today announced third quarter 2024 results and provided a business update.

Third Quarter 2024 Business Highlights

“We continue to make excellent progress with FB102 and have begun dosing patients in a celiac disease clinical trial. In addition to safety and tolerability, we will be assessing the histological impact as well as a variety of other activity parameters. The topline data is expected to readout in the second quarter of 2025.” said Paul Wagner, Ph.D., Chairman and Chief Executive Officer of Forte Biosciences. “Based on the biology of celiac disease and the mechanism of action of FB102, we are excited about the potential in celiac disease, an indication with a significant unmet need. We believe the data to date supports the significant potential for FB102 across a variety of autoimmune and autoimmune-related diseases with large addressable markets and we look forward to pursuing these opportunities as we continue to advance the FB102 program.”

R&D and Clinical Development Summary

In FB102 mechanistic in-vitro studies, human donor T and NK cells were stimulated with either IL2 or IL15 in the presence or absence of FB102. FB102 significantly inhibited proliferation and activation at levels comparable to unstimulated cells. Human donor regulatory T cell (Treg) studies stimulated with IL2 demonstrated comparable proliferation both in the presence and absence of FB102.

In the 4- and 13- week nonhuman primate (NHP) studies, after a single dose, FB102 demonstrated significant reductions in the NK cell pharmacodynamic marker. Additionally, after multiple doses at exposures comparable to human therapeutic doses, Treg levels in the FB102 dosing arm were comparable to vehicle. These observations suggest that FB102 is demonstrating selectivity with respect to inhibiting the intermediate versus high affinity IL2 receptor.

The phase 1 healthy volunteer SAD/MAD cohorts have completed successfully. The FB102 phase 1 healthy volunteer trial demonstrated a good safety profile. Of note, this trial reported a significant reduction in the NK cell pharmacodynamic marker of the FB102 mechanism. Based on these results, Forte has advanced clinical development of FB102 into a celiac disease patient trial. Top-line results of the study are expected in the second quarter of 2025.

Third Quarter 2024 Operating Results

Research and development expenses were $5.9 million for the three months ended September 30, 2024, compared to $6.4 million for the same period in 2023. The decrease was primarily due to a decrease of $3.0 million in manufacturing costs partially offset by an increase of $2.5 million in clinical and other expenses.

Research and development expenses were $16.0 million for the nine months ended September 30, 2024, compared to $18.3 million for the same period in 2023. The decrease was primarily due to a decrease of $7.5 million in manufacturing costs partially offset by an increase of $4.0 million in clinical and other expenses as we advanced our FB102 program through clinical trials, and a net increase of $1.2 million in payroll and related expenses due to an increase in our average headcount and related costs.

General and administrative expenses were $2.8 million for the three months ended September 30, 2024 compared to $3.8 million for the same period in 2023. The decrease was primarily due to decreases in legal and professional expenses.

General and administrative expenses were $13.3 million for the nine months ended September 30, 2024, compared to $7.8 million for the same period in 2023. The increase was primarily due to increases in legal and professional expenses.

Net losses per share were $(4.54) and $(6.57) for the three months ended September 30, 2024 and 2023, and $(15.35) and $(23.97) for the nine months ended September 30, 2024 and 2023, respectively.

Forte ended the third quarter 2024 with $16.4 million in cash and cash equivalents. In August 2024, Forte effected a 1:25 reverse split and has 1.46 million shares of common stock outstanding on a post-split basis as of September 30, 2024.

FORTE BIOSCIENCES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and par value data)

	September 30, 2024	December 31, 2023
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$16,363	$37,125
Prepaid expenses and other current assets	1,305	1,202

Total current assets	17,668	38,327

Property and equipment, net	86	109
Other assets	192	544

Total assets	$17,946	$38,980

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,159	$1,424
Accrued liabilities	3,421	2,242

Total current liabilities	8,580	3,666

Commitments and contingencies (Note 6)
Stockholders’ equity
Common stock, $0.001 par value: 200,000,000 shares authorized as of September 30, 2024 (unaudited) and December 31, 2023; 1,460,007 and 1,453,402 shares issued and outstanding as of September 30, 2024 (unaudited) and December 31, 2023, respectively	1	1
Additional paid-in capital	156,207	153,829
Accumulated other comprehensive income	1	4
Accumulated deficit	(146,843)	(118,520)

Total stockholders’ equity	9,366	35,314

Total liabilities and stockholders’ equity	$17,946	$38,980

FORTE BIOSCIENCES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(unaudited)

(in thousands, except share and per share amounts)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
Operating expenses:
Research and development	$5,720	$6,369	$15,634	$18,295
Research and development - related party	150	—	329	—
General and administrative	2,759	3,847	13,288	7,810

Total operating expenses	8,629	10,216	29,251	26,105

Loss from operations	(8,629)	(10,216)	(29,251)	(26,105)
Other income, net	237	261	928	501

Net loss	$(8,392)	$(9,955)	$(28,323)	$(25,604)

Per share information:
Net loss per share - basic and diluted	$(4.54)	$(6.57)	$(15.35)	$(23.97)
Weighted average shares and pre-funded warrants outstanding, basic and diluted	1,847,644	1,514,509	1,845,407	1,068,019
Comprehensive Loss:
Net loss	$(8,392)	$(9,955)	$(28,323)	$(25,604)
Unrealized gain (loss) on available-for-sale securities, net	8	(6)	(3)	(5)

Comprehensive loss	$(8,384)	$(9,961)	$(28,326)	$(25,609)

Additional details on Forte’s third quarter 2024 financial results can be found in Forte’s Form 10-Q as filed with the SEC on November 14, 2024. You can also find more information in the investor relations section of Forte’s website at www.fortebiorx.com.

About Forte

Forte Biosciences, Inc. is a clinical-stage biopharmaceutical company that is advancing FB102, which is a proprietary anti-CD122 monoclonal antibody therapeutic candidate with potentially broad autoimmune and autoimmune-related indications.

Forward-Looking Statements

Forte cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negatives of these terms or other similar expressions. These statements are based on the Company’s current beliefs and expectations. Forward-looking statements include statements regarding the Company’s beliefs, goals, intentions and expectations regarding its product candidate, FB102 and the therapeutic and commercial market potential of FB102, and Forte’s plans to continue a patient trial in celiac disease with data expected in the second quarter of 2025. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation: risks related to Forte’s ability to obtain sufficient additional capital to continue to advance Forte’s product candidate, FB102; uncertainties associated with the clinical development and regulatory approval of Forte’s product candidate, FB102, including potential delays in the commencement, enrollment and completion of clinical trials, including the timing of the completion of the Company’s patient-based trials; the risk that results from preclinical and any interim result of our ongoing clinical trials may not be predictive of future results from clinical trials; risks associated with the failure to realize any value from FB102 in light of inherent risks, expense and difficulties involved in successfully bringing product candidates to market; and additional risks, uncertainties, and other information affecting Forte’s business and operating results is contained in Forte’s Quarterly Report on Forms 10-Q filed on November 14, 2024, and in its other filings with the Securities and Exchange Commission. All forward-looking statements in this press release are current only as of the date hereof and, except as required by applicable law, Forte undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Contact: LifeSci Advisors Mike Moyer, Managing Director mmoyer@lifesciadvisors.com	Forte Biosciences, Inc. Paul Wagner, CEO investors@fortebiorx.com